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                                                                  EXHIBIT 10(zz)

                               FIRST AMENDMENT TO
                           DEFERRED COMPENSATION PLAN

     I, Scott M. Brown, the Secretary of National Medical Enterprises, Inc. ("NME"), hereby certify that on December 1, 1993 and April 13, 1994, the Compensation and Stock Option Committee of the Board of Directors of NME approved the following amendments to the Deferred Compensation Plan (the "Plan"):

     1. The second paragraph of Section 5 of the Plan is hereby amended by deleting such paragraph in its entirety and replacing it with the following:

          "In the event of the death of the Participant, compensation that has been deferred together with the accumulated interest will be distributed to the beneficiary named by the Participant or to the estate of the Participant in 120 approximateley equal monthly payments unless the Committee, in its sole discretion, determines upon written request of the beneficiary that payment shall be made voer a shorter period or in a lump sum. Payment shall commence within 30 days after the death of the Participant, with interest continuing to accrue pursuant to Section 3(b) hereof until the full amount of deferred compensation is paid."

     2.   The following language shall be added as new Paragraph 8 to the Plan:

          "8. Lump Sum Distributions.  At any time either (a) prior to an event
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          causing distribution in accordance with Paragraph 4 hereto or (b)
          after a Participant or his or her beneficiary is receiving distributions in installments in accordance with Paragraph 5 hereof and has not received the entire balance of a Participant's deferred compensation account, a Participant in the Plan or his or her beneficiary may elect to receive a lump sum payment, in an amount determined below, sixty (60) days after giving notice to the Committee of the Participant's or beneficiary's desire to receive such lump sum benefit. The date of the notice shall be the "Commencement Date."
          The lump sum payment shall be equal to (a) the Participant's remaining deferred compensation account under the Plan or (b) a beneficiary's share of the Participant's remaining deferred compensation account under the Plan, whichever is applicable, reduced by a penalty equal to ten percent (10%) of such account which shall be forfeited to the Company. However, the penalty shall not apply if the Committee determines, based on the advice of counsel or a final determination by the Internal Revenue Service or any court of competent jurisdiction, that by reason of the foregoing elective provisions of this Paragraph 8 any Participant or beneficiary has recognized or will recognize gross income for federal income tax purposes under this Plan in advance of payment to him or her of Plan benefits. The Company shall notify all Participants or beneficiaries of any such determination. Wherever any such determination is made, the Company shall refund all penalties which were imposed hereunder on account of making lump sum payments at any time during or after the first year to which such determination applies (i.e., the first year when gross income is
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          recognized for federal income tax purposes).  Interest shall be paid on any such refunds based on an interest factor determined under Paragraph 3(b) hereof. The Committee may also reduce or eliminate the penalty if it determines that this action will not cause any Participant or beneficiary to recognize gross income for federal income tax purposes under this Plan in advance of payment to him or her of Plan benefits.

          Notwithstanding any other provision of this Plan, a penalty shall not apply if a retired Participant receives a lump sum distribution pursuant to Paragraph 5 hereof.

          Any Participant who receives a lump-sum distribution in accordance with this Paragraph 8 shall be prohibited from making any deferral of compensation under this Plan for a period of one-year commencing on the date on which the lump-sum distribution is made to such Participant."

     IN WITNESS WHEREOF, I have caused this certificate to be executed as of August 15, 1994.


                                    National Medical Enterprises, Inc.


                                    By:  /s/ SCOTT M. BROWN
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                                    Name: Scott M. Brown
                                    Title: Secretary